As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English).

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

(604) 396-3066

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, New York 10112 Tel: +1 212 659-7300	Rod Talaifar, Esq. Sangra Moller LLP 1000 Cathedral Place 925 West Georgia Street Vancouver, BC, Canada V6C 3L2 Tel: +1 604 662-8808

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Prospectus

8,000,000 Common Shares

DIVIDEND REINVESTMENT PLAN

This prospectus covers 8,000,000 common shares, without par value (“Common Shares”), of Gold Royalty Corp. (the “Company,” “Gold Royalty,” “GRC,” “we” or “us”) that may be purchased under our dividend reinvestment plan (the “Plan”). The Plan allows holders of Common Shares of the Company to purchase additional Common Shares by reinvesting their cash dividends (less any applicable withholding tax).

At our election, the Common Shares acquired by the Agent (as defined below) under the Plan will either be newly issued shares acquired from us (a “treasury acquisition”) or purchased on the open market (a “market acquisition”), or any combination thereof. At our discretion, Common Shares may be purchased in a treasury acquisition at a discount of up to 5% of the “average market price,” with such discount to be determined by the Company from time to time in its sole discretion and announced by way of press release. As of the date of this prospectus, the discount is set at 3%. The “average market price” is, in the case of a treasury acquisition, the volume weighted average price of the Common Shares (denominated in the currency in which the Common Shares trade on the applicable stock exchange) traded on the NYSE American LLC (“NYSE American”) (or any of its successors on which the Common Shares are then listed for trading) or any other stock exchange on which the Common Shares are listed on the five (5) trading days preceding the applicable dividend payment date, less any applicable discount. Common Shares acquired through market acquisitions will be purchased at the prevailing trading prices, and for purposes of determining the price of Common Shares purchased under the plan in the case of a market acquisitions the Agent will apply the average price paid (excluding brokerage commissions, fees and all transaction costs) per Common Share purchased by the Agent for all Common Shares purchased in respect of a dividend payment date under the Plan.

The Plan was adopted on February 16, 2023.

Our Common Shares are listed on the NYSE American under the symbol “GROY”. Our warrants to purchase our Common Shares issued pursuant to our initial public offering (the “IPO Warrants”) are listed on the NYSE American under the symbol “GROY.WS”. On March 16, 2023, the closing price of our Common Shares and IPO warrants as reported on the NYSE American was $2.02 and $0.19, respectively.

The dividend program we have contemplates quarterly dividends, the declaration, timing, amount and payment of which is subject to the discretion and approval of our board of directors and is dependent upon numerous factors, including our financial condition, cash flow, capital allocation plans and are subject to, among other things, the factors and conditions described in this prospectus under the heading “Risk Factors.”

We will receive net proceeds from treasury acquisitions but not market acquisitions. We cannot estimate anticipated proceeds from the issuance of Common Shares pursuant to the Plan, which will depend upon the extent of shareholder participation in the Plan and the amount of quarterly dividends we pay, if any. We will not pay underwriting commissions in connection with the Plan and will be responsible for the ongoing administrative costs associated with the operation of the Plan.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 31 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2023.

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Basis Of Presentation

Unless otherwise indicated, references in this registration statement to “Gold Royalty”, “GRC”, “the Company”, “we”, “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

Presentation Of Financial Information

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which may not be comparable to financial data prepared by many United States companies. We present our financial statements in U.S. dollars.

Cautionary Note Regarding Mineral Reserve And Resource Estimates

We are subject to the reporting requirements of the applicable Canadian and United States securities laws. The disclosure of scientific and technical information regarding the properties underlying our royalty and other interests contained herein is presented in accordance with subpart 1300 of Regulation S-K (“SK1300”), which differs from the disclosure requirements set forth under Canadian Securities Administrators’ National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43- 101”).

In many cases, the owners and operators of the mineral properties underlying our royalty and other interests have disclosed scientific and technical information regarding such projects pursuant to NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended, which differs from the requirements under SK1300. In addition, certain of the operators of the properties underlying our interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and SK1300.

Under SK1300, the SEC recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. While the SEC definitions of “proven mineral reserves” and “probable mineral reserves” are substantially similar to the corresponding CIM Definition Standards. U.S. Shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under SK1300 and the CIM Definition Standards. Accordingly, there is no assurance that estimates of mineral resources and mineral reserves disclosed by the operators underlying our royalty and other interests under NI 43-101 or JORC or disclosed by us in our Canadian disclosure documents will be the same as the reserve or resource estimates prepared by U.S. companies under SK1300.

Readers should not assume that any part or all of the mineralization in the “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, U.S. Shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

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About This Prospectus

You should rely only upon the information contained in or incorporated by reference into this prospectus and on other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with information that is different than the information included in or incorporated by reference into this prospectus. The information incorporated by reference into this prospectus is current only as of its date. We are not making an offer of Common Shares in any jurisdiction where the offer is not permitted by law. This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements may constitute “forward-looking information” within the meaning of Canadian securities laws. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this prospectus include, but are not limited to, statements about:

●	our plans and objectives, including our acquisition and growth strategy;

●	our future financial and operational performance, including expectations regarding projected future revenues;

●	royalty and other payments to be made to the Company by the owners and operators of the projects underlying our royalties and other interests;

●	expectations regarding our royalty and other interests;

●	the plans of the operators of properties where we own or may acquire royalty interests;

●	estimates of mineral reserves and mineral resources on the projects in which we hold royalty interests;

●	estimates regarding future revenue, expenses and needs for additional financing;

●	adequacy of capital and financing needs; and

●	expectations regarding the impacts of COVID-19 on the operators of the properties underlying our interests.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying our interests are accurate, including that such operators will meet their disclosed production targets and expectations;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

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●	the proposed development of our royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing we require will be available on reasonable terms; and

●	operators of the properties where we hold royalty interests will not experience any material accident, labour dispute or failure of equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to the following risk factors described in greater detail in the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements:

●	dependence on third party operators;

●	a substantial majority of our royalty and other interests are on exploration, advanced-exploration and development stage properties, which are non-producing and are subject to the risk that they may never achieve production;

●	volatility in gold and other commodity prices;

●	we have limited or no access to data or the operations underlying our existing interests;

●	a significant portion of our revenues is derived from a small number of operating properties;

●	the value and potential revenue from our royalty interests are subject to many of the risks faced by owners and operators of the properties underlying our interests;

●	we may enter into acquisitions or other material transactions at any time;

●	our business, financial condition and results of operations could be adversely affected by market and economic conditions;

●	the availability of any necessary financing in the future on acceptable terms or at all;

●	our future growth is, to an extent, dependent on our acquisition strategy;

●	our business and revenues could be adversely affected by problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators;

●	if title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third-parties, our existing royalty interests could be found to be invalid;

●	operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights;

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●	certain of our royalty interests are subject to buy-back or other rights of third-parties;

●	our operations and those of the owners and operators of the properties underlying our interests may be negatively impacted by the effects of the spread of illnesses or other public health emergencies;

●	mine development and operation is capital intensive and any inability of the operators of the properties underlying our existing or future interests to meet their liquidity needs may adversely affect the value of, and revenue from, such interests;

●	estimates of mineral resources and mineral reserves disclosed by the owners and operators of the properties underlying our royalty and other interests may be subject to significant revision;

●	depleted mineral reserves may not be replenished by the operators of the properties underlying our interests;

●	risks related to interests located in foreign jurisdictions;

●	environmental risks in the jurisdictions where projects underlying our interests are located;

●	potential conflicts of interests;

●	opposition from Indigenous peoples may adversely impact the projects underlying our interests;

●	our dependence on key management personnel;

●	we hold investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value;

●	litigation risks; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2022 and other disclosure documents, which are available under the Company’s profile at www.sedar.com and www.sec.gov.

These factors should not be construed as exhaustive and should be read with other cautionary statements in this prospectus. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking statements, which speaks only as of the date made. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein represents our expectations as of the date of the applicable document (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

An investment in us is speculative and involves a high degree of risk due to the nature of our business and the present state of exploration of our royalty projects. Please carefully consider the risk factors set out herein and under “Item 3. Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2022.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes 216 royalties.

Our mission is to invest in high-quality, sustainable, and responsible mining operations to build a diversified portfolio of precious metals royalty and streaming interests that generate superior long-term returns for our shareholders. In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors. In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We generally do not conduct development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator model.

Fiscal Year End

Subsequent to September 30, 2022, we changed our fiscal year end to December 31.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

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As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020 under the Canada Business Corporations Act (Canada)(“CBCA”). Our head office is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on the Company’s website is not incorporated herein by reference. Our Common Shares and our IPO Warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS,” respectively.

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended September 30, 2022 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. This risk factor should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Risks Related to Our Securities

Dividends are declared at the discretion of the board of directors and may not be declared. Dividends will not be declared and paid if not permitted by applicable law.

Holders of Common Shares are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for such payments. The board of directors may determine at any time to decrease or discontinue the payment of dividends by the us. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all dividends on the Common Shares. The board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things, the level of our revenues and our results of operations. The actual amount of cash that we will have available for dividends will not depend solely on our profitability but also depends on many factors, including, among others, our financial condition, cash flows and capital allocation plans. In addition, the CBCA provides that a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the Company is, or would be after the payment of the dividend, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares of its capital. Furthermore, holders of Common Shares may be subject to the prior dividend rights of holders of our preferred shares, if any, then outstanding.

U.S. holders of our Common Shares may suffer adverse tax consequences as a result of our passive foreign investment company status.

We expect to be classified as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. If we are a PFIC for any taxable year during which a U.S. Participant (as defined under “Taxation—Certain United States Federal Income Tax Considerations”) holds the Common Shares, it would likely result in adverse U.S. federal income tax consequences for such U.S. Participant. U.S. Participants should carefully read “Taxation—Certain United States Federal Income Tax Considerations” for more information and consult their own tax advisors regarding the likelihood and consequences if we are treated as a PFIC for U.S. federal income tax purposes, including the advisability of making a “qualified electing fund” election (“QEF Election”), which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

We have not made a formal determination as to whether we would be classified as a PFIC for the tax year ended September 30, 2022 or in past years, and do not plan to make such a determination for subsequent years. We may issue to U.S. Participants a “PFIC Annual Information Statement” to assist U.S. Participants who wish to make a QEF Election under Section 1295 of the Code (as discussed further below under “Taxation—Certain United States Federal Income Tax Considerations”), but there can be no assurances that we will issue such a statement. U.S. Participants should consult their own tax advisors regarding the likelihood and consequences of the Corporation being treated as a PFIC for U.S. federal income tax purposes, including the availability, advisability and implications of making tax elections to mitigate possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income

Risks Related to the Plan

You will not know the price of the Common Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your distributions reinvested.

The price of our Common Shares may fluctuate between the time you decide to purchase Common Shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

The Company may amend, suspend or terminate the Plan at any time.

Under the Plan, we reserve the right to amend, suspend or terminate the Plan or any portion thereof at any time, provided that such action shall have no retroactive effect that would prejudice the interests of the Plan participants (“Participants”). We also reserve the right to increase the number of Common Shares that we may issue under the Plan from time to time, by amounts determined by our board of directors. All Participants will be sent written notice of any such amendment, suspension or termination or informed by way of news release or posting to the website of the Company. If the Plan is terminated, the Agent will remit to Participants a DRS Advice (as defined herein), or certificates registered in their name, for whole Common Shares, together with payments for fractional Common Shares. If the Plan is suspended, no investment will be made immediately following the effective date of such suspension and subsequent dividends on Common Shares will be paid in cash.

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Consolidated Capitalization

In the event the aggregate 8,000,000 Common Shares are acquired pursuant to Treasury Acquisitions under the Plan, the share capital of the Company will increase by an equal number of Common Shares.

The following table sets forth our total capitalization as of September 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect the assumed issuance of 8,000,000 Common Shares that may be acquired pursuant to Treasury Acquisitions under the Plan, based on the volume weighted average price during the five trading days from March 10, 2023 to March 16, 2023 and a 3% discount rate.

The as adjusted amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our consolidated financial statements for the year ended September 30, 2022 in our Annual Report on Form 20-F filed with the SEC on December 27, 2022, which is incorporated by reference in this prospectus.

	As of September 30, 2022
(In thousands)	Actual	As Adjusted
Total debt	$9,405	$9,405
Common shares, without par value	551,074	567,191
Reserves	21,374	21,374
Accumulated deficit	(36,525)	(36,525)
Accumulated other comprehensive income	296	296
Total shareholders’ equity	$536,219	$552,336

Total capitalization and indebtedness	$545,624	$561,741

The foregoing table and calculations are based on 143,913,069 common shares outstanding as of September 30, 2022, and excludes:

●	6,030,076 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.42 per share;

●	165,844 common shares issuable upon the vesting of outstanding Gold Royalty restricted share units;

●	10,350,000 common shares issuable upon the exercise of outstanding IPO Warrants with a weighted average exercise price of $7.50 per share;

●	3,311,971 common shares issuable upon the exercise of 11,518,252 outstanding Ely Warrants with a weighted average exercise price of C$4.48 per share; and

●	8,195,386 common shares that remain reserved for future issuance under our 2021 long-term incentive plan.

Use Of Proceeds

We will receive net proceeds from the sale of Common Shares in connection with a treasury acquisition, but not a market acquisition. We have no basis for estimating precisely either the number of Common Shares that may be issued under the Plan in a treasury acquisition or the prices at which the Common Shares may be sold. The amount of net proceeds that we will receive will depend upon the extent of the participation in the Plan and the amount of the quarterly dividends that we pay, if any. The net proceeds from the issuance of Common Shares under the Plan through a treasury acquisition will be used for general corporate purposes.

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The Plan

The following is a summary of the material attributes of Gold Royalty Corp. Dividend Reinvestment Plan (the “Plan”). The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete Plan that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purpose of the Plan

The Plan allows holders of Common Shares of the Company to purchase additional Common Shares by reinvesting their cash dividends (less any applicable withholding tax).

Summary of Principal Features of the Plan

●	Participants (as defined below) do not pay any costs or commissions in connection with purchases of Common Shares made under the Plan.

●	Full investment of all dividends to be received (less any applicable withholding taxes) is possible since whole and fractional Common Shares are credited to the Participant’s account.

●	The Company may limit the maximum number of Common Shares that may be issued under the Plan.

●	Statements of account will be mailed to Participants after each Dividend Payment Date (as defined below).

●	Reinvestment of cash dividends under the Plan does not affect a Participant’s Canadian tax liability in respect of any such dividend, which tax liability remains with the Participant. Participants should consult their own tax advisors regarding applicable Canadian or foreign tax matters relating to the Plan.

●	Shareholders that do not participate in the Plan will continue to receive cash dividends in the usual manner.

●	Shareholders can elect to participate or cease to participate in the Plan from time to time.

●	Common Shares issued as part of a Treasury Acquisition (as defined below) for distribution under the Plan may, at the sole discretion of the Company, be purchased at the Discount (as defined below). Common Shares acquired through Market Acquisitions (as defined below) for distribution under the Plan will be purchased at the prevailing trading prices.

Definitions

●	“Agent” means TSX Trust Company, or such other agent as is appointed by the Company from time to time to act as agent under the Plan;

●	“Average Market Price” has the meaning set out in the section titled “Price of Common Shares Purchased under the Plan” below;

●	“Business day” means a day on which the office of the Agent in the Province of British Columbia or in the City of Toronto, Ontario and the Listing Market is open for business;

●	“CDS” means CDS Clearing and Depository Services Inc, or its nominee in respect of Common Shares;

●	“CDS Participant” means a Nominee that is a participant in the CDS depository service, which includes securities brokers and dealers, banks, trust companies and other financial institutions that holds Common Shares under the Plan on behalf of Participants that are non-registered beneficial Shareholders;

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●	“Company” means Gold Royalty Corp.;

●	“Discount” means the discount of up to (but not exceeding) 5% of the Average Market Price that the Company may determine, in its sole discretion, to apply to Treasury Acquisitions from time to time, such Discount to be announced by way of press release;

●	“Dividend Investment Period” means the period, after the Dividend Payment Date, in which the Agent purchases Common Shares under the Plan;

●	“Dividend Payment Date” means the date fixed by the board of directors of the Company upon which a dividend is paid by the Company;

●	“DRS Advice” means direct registration system advice, being a record of a security transaction affecting a Shareholder’s account;

●	“DTC” means Depository Trust Company;

●	“Enrollment Form” means the enrollment form for Participants under the Plan, in the form established from time to time;

●	“Listing Market” means the NYSE American (or any of its successors on which the Common Shares are then listed for trading) or any other stock exchange on which the Common Shares are listed;

●	“Market Acquisition” means a purchase of Common Shares on the facilities of, at the Company’s sole discretion, a Listing Market;

●	“Minimum Holdings” means the minimum number of Common Shares that a Participant must hold in order to be eligible to participate in, or continue to participate in, the Plan, which minimum number will be determined by the Company from time to time in its sole discretion. As of the date of adoption of the Plan, the Minimum Holdings is one Common Share;

●	“Nominee” refers to an intermediary such as a financial institution, broker, or other nominee who holds Common Shares on behalf of a beneficial owner of Common Shares and who supports dividend reinvestment plans for Canadian issuers;

●	“Participant” means a Shareholder holding at least the Minimum Holdings who, on the applicable record date for a cash dividend, is:

(i)	a resident of Canada or the United States, or
(ii)	resident outside Canada or the United States, that is not prohibited under the law of the country in which it resides from participating in the Plan,

and who is otherwise eligible to participate in the Plan and elects to do so by, in the case of a registered Shareholder, completing and delivering the appropriate enrollment forms to the Agent or, in the case of a beneficial Shareholder, having a Nominee enroll on its behalf, as more particularly described in the Plan;

●	“Shareholder” means a registered holder of Common Shares or a beneficial owner of Common Shares, as the context requires;

●	“Trading day” means a day on which a board lot of the Common Shares were traded on a Listing Market; and

●	“Treasury Acquisition” means a new issuance of Common Shares acquired by the Agent from the Company in accordance with the Plan.

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Notice to Non-registered Beneficial Shareholders

Non-registered beneficial Shareholders of the Company’s Common Shares (i.e. Shareholders who hold their Common Shares through a Nominee, such as a broker) should consult with that Nominee to determine the procedures for participation in the Plan.

The administrative practices of such Nominees may vary and accordingly the various dates by which actions must be taken and documentary requirements set out in the Plan may not be the same as those required by the Nominee. There may be a fee charged by some Nominees to non-registered beneficial Shareholders in respect of matters related to the Plan, which will not be covered by the Company or the Agent.

Where a beneficial owner of Common Shares wishes to enroll in the Plan through a CDS participant in respect of Common Shares registered through CDS, appropriate instructions must be received by CDS from the CDS participant not later than such deadline as may be established by CDS from time to time, in order for the instructions to take effect on the Dividend Payment Date to which that dividend record date relates. Instructions received by CDS after their internal deadline will not take effect until the next following Dividend Payment Date. CDS participants holding Common Shares on behalf of beneficial owners of Common Shares registered through CDS must arrange for CDS to enroll such Common Shares in the Plan on behalf of such beneficial owners in respect of each Dividend Payment Date.

Plan Participants that are non-registered beneficial Shareholders may voluntarily terminate their participation in the Plan as of a particular record date for a Dividend Payment Date by notifying their Nominee sufficiently in advance of that record date. Plan Participants should contact their Nominee for appropriate procedures. Beginning on the first Dividend Payment Date after such termination is effective, dividends to such non-registered beneficial Shareholders will be made in cash. Any expenses associated with the preparation and delivery of a termination notice will be for the account of the Plan Participant exercising its right to terminate participation in the Plan.

With respect to Plan Participants that are non-registered beneficial Shareholders, Common Shares purchased under the Plan from treasury or the open market will be credited by the Agent to CDS and CDS shall in turn, on a pro rata basis based on such Plan Participants’ respective entitlement to the dividends used to purchase Common Shares under the Plan, credit such Common Shares to the account of the applicable Nominee through whom such Plan Participants hold Common Shares.

The crediting of fractional Common Shares in favour of non-registered beneficial Shareholders who participate in the Plan through a Nominee will depend on the policies of that Nominee. A Plan Participant that is a non-registered beneficial Shareholder will receive, from his, her or its Nominee for tax reporting purposes, confirmations of the number of Common Shares issued to such Plan Participant under the Plan in accordance with the Nominee’s usual practice.

Non-registered beneficial Shareholders who hold their Common Shares through a DTC participant should refer to the section title “Participation” below.

Participation

(i)	Registered Shareholders. Except as described below, registered Shareholders are eligible to join the Plan at any time by enrolling some or all of their Common Shares and completing an Enrollment Form and sending it to the Agent within the deadlines noted below and at the address noted on the Enrollment Form or by enrolling online through the Agent’s web portal as may be identified from time to time by the Agent.

(ii)	Beneficial Shareholders. Beneficial Shareholders whose Common Shares are not registered in their own name but instead are held through a Nominee, may only participate in the Plan if they:

(1)	transfer their Common Shares into their own name and enroll directly in the Plan as a registered Shareholder; or

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(2)	arrange for their Nominee to enroll in the Plan on their behalf.

The Nominee will be responsible for causing separate instructions to be delivered to the Agent regarding the extent of its participation in the Plan on behalf of beneficial Shareholders. DTC has indicated that effective March 31, 2014, it will no longer be participating in dividend reinvestment plans for Canadian issuers. As a result, DTC participants will be required to withdraw their securities from DTC and deposit them with Clearing and Depository Services, Inc. or have them registered in customer name in order to participate in the Plan. A CDS Participant must, on behalf of the non-registered beneficial Shareholder, advise CDS of such Shareholder’s participation in the Plan by no later than a record date for a particular Dividend Payment Date. CDS will, in turn, notify the Agent no later than 2:00 pm (Toronto time) on the business day immediately following the record date of such Shareholder’s participation in the Plan.

(iii)	Non-Canadian Resident Shareholders. Shareholders resident outside of Canada and the United States may participate in the Plan unless prohibited by the law of the country in which they reside. Cash dividends to be reinvested for Participants resident outside of Canada will be reduced by the amount of any applicable withholding taxes, as determined in the sole discretion of the Company.

(iv)	Time of Enrollment. A registered Shareholder will become a Participant with regard to the reinvestment of dividends on the first Dividend Payment Date following receipt by the Agent of a duly and properly completed Enrollment Form provided that the Enrollment Form is received not less than five (5) business days before the record date for the dividend payable on such Dividend Payment Date.

(v)	Common Shares Participating. Under the terms of the Plan, Participants may direct the Agent to reinvest cash dividends on all or a portion of the Common Shares registered in their name. If Participants purchase additional Common Shares outside of the Plan that they wish enrolled in the Plan, they should contact the Agent to ensure that those Common Shares are enrolled in the Plan, as newly acquired Common Shares may not be automatically enrolled in the Plan.

(vi)	Ongoing Enrollment. Once a Participant has enrolled in the Plan, participation continues automatically unless terminated in accordance with the Plan.

(vii)	Deemed Confirmations. By enrolling in the Plan, whether directly as a registered Shareholder or indirectly as a beneficial Shareholder through a Nominee, a Participant is deemed to have:

(1)	represented and warranted to the Company and the Agent that they are eligible to participate in the Plan;
(2)	appointed the Agent to receive from the Company, and directed the Company to credit the Agent with, all dividends (less any applicable withholding taxes) payable in respect of all Common Shares registered in the name of the Shareholder and enrolled in the Plan or held under the Plan for its account, or, in the case of a beneficial Shareholder enrolled indirectly through a Nominee, that is enrolled on its behalf in the Plan;
(3)	authorized and directed the Agent to reinvest on behalf of the Participant such dividends (less any applicable withholding taxes) in Common Shares, all in accordance with the provisions of the Plan as set forth herein and otherwise upon and subject to the terms and conditions of the Plan; and
(4)	acknowledged and agreed to the limitations on liability as set out in the section titled “Responsibilities of the Corporation and the Agent” below.

(viii)	Non-Assignable and Non-Transferable. The right to participate in the Plan is not assignable by a Participant. Common Shares in the Plan may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by a Participant while such Common Shares remain in the Plan. A Participant who wishes to sell, transfer, pledge, hypothecate, assign or otherwise dispose of all or any portion of their Common Shares in the Plan must first withdraw such Common Shares from the Plan as set out in the section titled “Termination of Participation in the Plan” below.

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(ix)	Right to Deny Participation. The Company may deny the right to participate in the Plan to any person or terminate the participation of any Participant in the Plan if the Company deems it advisable under any laws or regulations. The Company reserves the right to deny participation in the Plan, and to not accept an Enrollment Form from, any person or agent of such person who appears to be, or who the Company has reason to believe is, subject to the laws of any jurisdictions which does not permit participation in the Plan in the manner sought by or on behalf of such person. Shareholders should be aware that certain Nominees may not allow participation in the Plan and the Company is not responsible for monitoring or advising which Nominees allow participation.

(x)	Enrollment Forms. Enrollment Forms may be obtained from the Agent at any time by following the instructions on the Company’s website at www.goldroyalty.com.

(xi)	Use of Funds. All funds received by the Agent under the Plan will be applied to the purchase of Common Shares in accordance with the Plan. In no event will interest be paid to Participants on any funds held for investment under the Plan.

(xii)	Notification of Sale or Transfer. If a Participant sells or transfers all of his or her Common Shares held in registered/certificated form that are enrolled in the Plan, the Agent will continue to invest the cash dividends on such Common Shares for the benefit of the Participant until a notice of termination is received by the Agent from the transferor of such Common Shares as the right to participate in the Plan is non assignable or transferable.

Costs

There is no brokerage commission payable by Participants with respect to Common Share purchases under the Plan and all administrative costs of the Agent will be borne by the Company. A Participant will be responsible for brokerage commissions on a sale of Common Shares effected by the Agent. Participants who enroll through a Nominee may be subject to costs and charges by their Nominee.

Market Acquisitions and Treasury Acquisitions

The Common Shares acquired by the Agent under the Plan will be, at the Company’s sole discretion, either a Treasury Acquisition, a Market Acquisition or any combination thereof.

Method of Purchase

(i)	Application of Dividends. Cash dividends payable on the Common Shares registered in the Plan (less any applicable withholding taxes), and which includes Common Shares distributed under the Plan, will be applied automatically by the Agent in each Dividend Investment Period to the purchase of Common Shares for the Participant by way of a Treasury Acquisition or a Market Acquisition, as determined by the Company in its sole discretion.

(ii)	Participant’s Account. Upon investment of the cash dividends, a Participant’s account will be credited with the number of Common Shares, including fractions computed to three decimal places, which is equal to the cash dividends (less any applicable withholding taxes) reinvested on behalf of such Participant divided by the purchase price for the Common Shares. Subject to the section titled “Notice to Non-registered Beneficial Shareholders” above, full reinvestment of all dividends received under the Plan (less any applicable withholding taxes) is possible as whole and fractional Common Shares are credited to a Participant’s account. The rounding of any fractional interest is determined by the Agent in its sole discretion.

(iii)	Registration of Common Shares. Common Shares issued pursuant to the Plan will be registered in the name of the Agent or its successors as agent for the registered Shareholder Participants.

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Price of Common Shares Purchased under the Plan

The Company does not control the price of Common Shares acquired under the Plan. The price at which the Agent will purchase new Common Shares during the Dividend Investment Period will be:

(i)	in the case of a Treasury Acquisition, the volume weighted average price of the Common Shares (denominated in the currency in which the Common Shares trade on the applicable stock exchange) traded on a Listing Market on the five (5) trading days preceding a Dividend Payment Date (the “Average Market Price”), less any applicable Discount;

(ii)	in the case of a Market Acquisition, the average price paid (excluding brokerage commissions, fees and all transaction costs) per Common Share (denominated in the currency in which the Common Shares trade on the applicable stock exchange) purchased by the Agent on behalf of Participants on a Listing Market for all Common Shares purchased in respect of a Dividend Payment Date under the Plan (the “Market Share Purchase Price”). The Agent will acquire the applicable aggregate number of Common Shares by Market Acquisition as soon as practicable and in any event within three (3) trading days after the Dividend Payment Date unless otherwise directed by the Company. The determination of which Listing Market to be used for purposes of Market Acquisitions will be made by the Company; or

(iii)	in the case of a combination of both Treasury Acquisitions and Market Acquisitions, the price of the additional Common shares purchased by the Agent for the benefit of the Participants will be the average of the volume weighted average of the Market Share Purchase Price and the Average Market Price.

The determination of the Average Market Price and the Average Market Price after any applicable Discount in respect of a Treasury Acquisition will be made by the Company.

Limit on Reinvestments in Certain Events

The Company may limit the maximum number of Common Shares that may be issued under the Plan. If issuing Common Shares under the Plan would result in the Company exceeding the limit and the Company determines not to issue Common Shares in respect of a particular Dividend Payment Date, Participants will receive from the Agent cash dividends for the dividends that are not reinvested in Common Shares (without interest or deduction thereon, except for any applicable withholding taxes). The Company will be under no obligation to issue Common Shares to any Participants under the Plan where the Company exceeds the maximum number of Common Shares that may be issued under the Plan. The Company will be under no obligation to issue Common Shares on a pro rata basis to Participants under the Plan where the Company exceeds the maximum number of Common Shares that may be issued under the Plan. The Company is not required to facilitate market purchases of Common Shares for any dividends not reinvested due to a limit on the number of Common Shares issuable under the Plan.

Statements of Account

The Agent will maintain an account only for registered Shareholder Participants. Where a beneficial Shareholder holds Common Shares indirectly through a Nominee, the Nominee will be responsible for providing a beneficial Shareholder Participant with confirmation of the purchase of Common Shares under the Plan.

A statement of account will be mailed by the Agent to each registered Participant after each Dividend Payment Date. In addition, each registered Shareholder Participant will receive the appropriate information annually for reporting dividends for tax purposes.

Share Certificates/DRS Advices

Registered Shareholder Participants who require a Common Share certificate but who do not wish to terminate participation in the Plan, may obtain a DRS Advice and/or certificate for any number of whole Common Shares held in their account by duly completing the withdrawal portion of the statement of account and delivering it to the Agent at least five (5) business days before a record date for a Dividend Payment Date. A request for a DRS Advice or certificate for whole Common Shares must be made for the greater of (i) all Common Shares held by the Participant under the Plan and (ii) ten (10) Common Shares. A beneficial Shareholder Participant who holds Common Shares indirectly through a Nominee, should contact its Nominee where it requires a Common Share DRS Advice or certificate.

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Termination of Participation in the Plan

The following provisions apply in respect of registered Shareholder Participants. Beneficial Shareholders who are Participants should refer to the section titled “Notice to Non-registered Beneficial Shareholders” above and contact their Nominee to determine the procedures for terminating their participation in the Plan.

(i)	Termination by Participant. Participation in the Plan may be terminated by completing the termination portion of a Participant’s statement of account and delivering it to the Agent, signed by the registered Shareholder Participant, at least five (5) business days before the record date for a Dividend Payment Date. If a Participant wishes to sell Common Shares held in the Plan, a Participant must first withdraw the Common Shares from the Plan as set out in this section. If a participant withdraws less than all of their Common Shares, the participation of the participant in the Plan will continue in respect of the Common Shares remaining in the Plan.

(ii)	Death of Participant. Participation in the Plan will be terminated upon receipt by the Agent of satisfactory evidence of the death of the Participant from such Participant’s duly appointed legal representative.

(iii)	Termination by Corporation if No Minimum Holdings. The Company reserves the right to terminate participation in the Plan if the Participant does not satisfy the Minimum Holdings requirements.

(iv)	DRS Advices or Certificates. Upon termination, a Participant will receive a DRS Advice or certificate for the whole Common Shares held in the Participant’s account. The Agent does not provide cash in lieu of any whole Common Share held for Participants.

(v)	Fractional Shares. Upon termination, a Participant will receive a cash payment for any fraction of a Common Share held in the Participant’s account. All cash payments in respect of fractional Common Shares will be calculated based on the closing price of the Common Shares on the applicable Listing Market on the date prior to the effective date of the termination.

(vi)	Comingling. Common Shares in a Participant’s account held pursuant to the Plan that are sold as part of a termination may be commingled with Common Shares of other terminating Participants, in which case, the proceeds to each terminating Participant will be based on the average sale price of all Common Shares so commingled and sold on the same day, less brokerage commissions.

(vii)	Processing Terminations. If a request for termination is received less than five (5) business days before a record date for a Dividend Payment Date the request will be processed within three (3) weeks after the applicable Dividend Payment Date. No terminations will be processed between a record date for a Dividend Payment Date and the completion of the applicable Dividend Investment Period.

(viii)	Sale of Common Shares. A Participant may request the sale of all or some of the Common Shares held for his or her account pursuant to the Plan by delivering it to the Agent at least five (5) business days before the record date for a Dividend Payment Date. If notice is not received by the Agent at least five (5) business days before such record date, settlement of the registered Shareholder Participant account will not commence until after the reinvestment for such Dividend Payment Date has been completed. In this event, the Agent will sell such Common Shares through a broker-dealer designated by the Agent, on consultation with the Company, from time to time. The Participant will be charged a commission by the broker-dealer for the sale of the Common Shares, which commission will be deducted from the cash proceeds of the sale to be paid to the Participant.

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(ix)	Dividends on Termination. After termination, all cash dividends will be paid in cash to the registered holder of the Common Shares and not to the Agent.

Participation by Insiders and Employees

Insiders and employees of the Company may elect to participate in the Plan, provided however such persons may only submit an Enrollment Form and may only vary or terminate their participation in the Plan when they are not subject to a blackout period under the Company’s Disclosure, Confidentiality and Insider Trading Policy.

Rights Offerings

If the Company makes available to registered holders of Common Shares any rights to subscribe for additional Common Shares or other securities, rights and certificates will be forwarded by the Agent to registered Shareholder Participants in the Plan in proportion to the number of whole Common Shares being held for them in order to facilitate the exercise of such rights by the Participants. A beneficial Shareholder Participant who holds Common Shares indirectly through a Nominee should contact its Nominee to determine how such rights will be distributed. Such rights will not be made available for any fraction of a Common Share held for a Participant.

Common Share Dividends, Share Splits and Consolidations

Any Common Share dividend (i.e. a dividend paid by the Company in the form of Common Shares) and any Common Shares resulting from a share split will be credited to the Participant’s account based on the whole and fractional Common Shares being held for the Participant in the Plan, subject to the section titled “Notice to Non-registered Beneficial Shareholders” above for non-registered beneficial Shareholders. In the event of a consolidation of the Common Shares, the number of Common Shares credited to a registered Shareholder Participant’s account will be adjusted to account for the effect of such consolidation on the Common Shares.

Common Share Voting

Whole Common Shares held for a Participant’s account under the Plan are voted in the same manner as Common Shares held in registered/certificated form. Participants will be provided with meeting materials in respect of Common Shares held for the Participant’s account in accordance with the requirements of securities laws applicable to the Company. Common Shares for which instructions are not received, will not be voted. A fractional Common Share does not carry the right to vote.

Responsibilities of the Company and the Agent

The Agent acts as agent for the Participants under the Plan pursuant to an agreement between the Company and the Agent which may be terminated by the Company upon 30 days written notice to the Agent and may be terminated by the Agent upon 90 days written notice to the Company. On each Dividend Payment Date, the Company will pay to the Agent on behalf of the Participants all cash dividends payable in respect of such Participants’ Common Shares (less any applicable withholding taxes). The Agent shall use such funds to purchase Common Shares for the Participants in accordance with the Plan. Common Shares purchased under the Plan will be registered in the name of the Agent, as agent for the Participants under the Plan.

A Participant agrees that neither the Company nor the Agent shall be liable to a Participant for any act undertaken or omitted to be taken in good faith, including, without limitation, actions, damages, claims, liabilities, costs, expenses or losses for negligence, gross negligence or non-compliance with or breach of the terms of the Plan, and each Participant expressly disclaims any recourse in respect thereof. In the event that the Company or the Agent are found liable to a Participant, such liability shall be limited to the amount of dividends paid to such Participant during the 12 month period prior to any such claim leading to a finding of liability. In the event of a claim by any third party against the Company or the Agent that arises out of or relates to the Plan, the Participant will indemnify the Company and the Agent from all such claims, liabilities, damages, costs and expenses, including, without limitation, reasonable legal fees, except to the extent finally determined to have resulted from the intentional, deliberate or fraudulent misconduct of the Company. In no event shall the Company be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). For purposes of this section, the term the Company shall include its associated and affiliated entities and their respective partners, directors, officers and employees. The provisions of this section shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss, whether in contract, statute, tort (including, without limitation, negligence) or otherwise.

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Neither the Company nor the Agent shall have any duties, responsibilities or liabilities except as are expressly set forth in the Plan, including, without limitation, any claims:

(i)	with respect to any failure by a Nominee to enroll or not enroll in the Plan any holder of Common Shares (or, as applicable, any Common Shares held on such holder’s behalf) in accordance with the holder’s instructions or to not otherwise act upon a Shareholder’s instructions;
(ii)	with respect to the continued enrollment in the Plan of any holder of Common Shares (or, as applicable, any Common Shares held on such holder’s behalf) until receipt of all necessary documentation as provided herein required to terminate participation in the Plan;
(iii)	arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, including all necessary documentation;
(iv)	with respect to the prices and times at which Common Shares are purchased or sold on the open market for the account of or on behalf of a Participant, and with respect to the selection of the Listing Market for the purposes of such purchases or sales;
(v)	with respect to any decision to amend, suspend, replace or terminate the Plan in accordance with the terms hereof;
(vi)	with respect to any determination made by the Company or the Agent regarding a Shareholder’s eligibility to participate in the Plan or any component thereof, including the cancellation of a Shareholder’s participation for failure to satisfy eligibility requirements; or
(vii)	with respect to any taxes or other liabilities payable by a Shareholder in connection with its Common Shares or its participation in the Plan.

Amendment, Suspension or Termination of the Plan

The Company reserves the right to amend, suspend or terminate the Plan at any time, in its sole discretion, but such action shall have no retroactive effect that would prejudice the interests of the Participants. All amendments to the Plan will be subject to the prior approval of a Listing Market. All Participants will be (i) sent written notice or (ii) informed by way of news release or posting to the website of the Company of any such amendment, suspension or termination. In the event of a termination of the Plan by the Company, DRS Advices or certificates for whole Common Shares and payments for fractional Common Shares will be made in accordance with the section titled “Termination of Participation in the Plan” above. In the event of suspension of the Plan by the Company, no investment will be made by the Agent during the Dividend Investment Period immediately following the effective date of such suspension. Any dividends on the Common Shares subject to the Plan and paid after the effective date of such suspension will be remitted by the Agent to the Participants (without interest or deduction thereon except applicable withholding taxes, if any).

Governing Law, Compliance and Rules

The Plan shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The operation and implementation of the Plan is subject to compliance with all applicable legal requirements including:

●	obtaining all necessary regulatory approvals;
●	compliance with all applicable registration and prospectus exemptions;
●	compliance with the requirements of a Listing Market; and
●	compliance with limits on the number of Common Shares issuable under the Plan.

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The Company and the Agent may also from time to time adopt and implement rules and regulations to facilitate the administration of the Plan. The Company reserves the right to regulate and interpret the Plan as it deems necessary or desirable to ensure the efficient and equitable operation of the Plan.

Currency

All monetary amounts identified in the Plan are in U.S. dollars, unless otherwise expressly stated.

Income Tax Considerations

Summaries of certain Canadian federal income tax considerations and a summary of the principal United States federal income tax considerations are included on page 22 of this prospectus under the heading “Taxation” and attached to the Plan; however Shareholders should consult their tax advisors about the tax consequences which will result from their participation in the Plan. The summaries are of a general nature only and are not, and are not intended to be, legal or tax advice to any particular Participant under the Plan. The summaries are not exhaustive of all federal income tax considerations that may be applicable to Participants. Accordingly, Participants should consult their own tax advisors with respect to the tax consequences applicable to them having regard to their own particular circumstances.

Notices

All notices required to be given to a Participant in the Plan will be delivered to the Participant at the most recent address shown on the records of the Company maintained by the Agent, or, in the case of beneficial Shareholder Participants who holds Common Shares indirectly through their respective Nominee. All communications to the Agent and requests for forms or information regarding the Plan, should be directed to the Agent by phone, mail, fax or e-mail to:

By Phone:	Toll free in North America: 1-866-600-5869 Toronto: 1-416-361-0930
By Fax:	1-416-361-0470
By Email:	tsxtis@tmx.com
Website:	www.tsxtrust.com
By Mail:	TSX Trust Company 100 Adelaide Street West, Suite 301 Toronto, Ontario M5H 4H1

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Description Of Share Capital

The Common Shares to be offered by this prospectus will be offered to our shareholders pursuant to participation in the Plan. The Common Shares are currently listed on the NYSE American under the symbol “GROY”. The following describes our issued share capital and summarizes the material provisions of our articles of incorporation (the “Articles”) and bylaws (the “Bylaws”). Please note that this summary is not intended to be exhaustive and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Articles and Bylaws. For further information, please refer to the full version of our Articles and Bylaws.

General

Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares.

Common Shares

The common shares are not subject to any future call or assessment, do not have any pre-emptive, conversion, redemption rights or purchase for cancellation rights, and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares, all of which rank equally as to all benefits which might accrue to the holders of the common shares. All of our shareholders are entitled to receive a notice of, attend and vote at any meeting to be convened by the Company. At any meeting, subject to the restrictions on joint registered owners of our common shares, every shareholder has one vote for each common share of which such holder is the registered owner. Voting rights may be exercised in person or by proxy.

Shareholders are entitled to share pro rata in any dividends if, as and when declared by our board of directors, in its discretion. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common shares, without preference or distinction, will be entitled to receive ratably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares. Rights pertaining to the common shares may only be amended in accordance with applicable corporate law.

As of March 16, 2023, the Company has an aggregate of 144,382,417 Common Shares issued and outstanding.

Dividend Policy

On January 18, 2022, our board of directors approved the initiation of a quarterly dividend program and declared an inaugural quarterly cash dividend of $0.01 per common share. We paid dividends of approximately $1.3 million on each of March 31, 2022, June 30, 2022 and September 30, 2022 to shareholders of record as of the close of business on March 15, 2022, June 20, 2022 and September 20, 2022, respectively. Subsequent to the year ended September 30, 2022, we declared dividend payments of approximately $1.4 million, to be paid on December 30, 2022 to shareholders of record as of the close of business on December 20, 2022, and $1.4 million, to be paid on April 13, 2023 to shareholders of record as of the close of business on March 31, 2023.

The dividend program contemplates quarterly dividends, the declaration, timing, amount and payment of which will be subject to the discretion and approval of our board of directors based on relevant factors, including, among others, our financial condition and capital allocation plans.

Preferred Shares

The preferred shares may be issued at any time, or from time to time, in one or more series. Before any preferred shares of a particular series are issued, our board of directors shall, by resolution, fix the number of preferred shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of our assets among our security holders, for the purpose of winding-up of our affairs.

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The preferred shares shall be entitled to preference over the common shares and any other of our shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs. The preferred shares may also be given such other preferences over the common shares and any other of our shares ranking junior to the preferred shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As at the date hereof, we have no preferred shares issued and outstanding.

Shareholder Meetings

Under the CBCA, we will be required to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting and no later than six months after the end of our preceding financial year, with the first meeting required to be held no later than 18 months after our date of incorporation. Our Articles and Bylaws provide that any shareholder meeting may be held at any location within Canada or the United States, as the board of directors may determine in their discretion. Our board of directors may decide to arrange for shareholders to be able to participate in the general meeting by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A notice to convene a meeting, specifying the date, time and location of the meeting, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting or such other minimum period as required by the applicable securities laws.

All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business. Notice of a meeting of shareholders at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

Under the CBCA, our board of directors has the power at any time to call a special meeting of our shareholders. In addition, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition. If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

Shareholder Nominations and Proposals

Under the CBCA, a registered holder or beneficial owner of shares that are entitled to be voted at an annual meeting of shareholders may submit to the Company notice of any matter that the person proposes to raise at the meeting (a “proposal”), which is subject to any requirements in the Bylaws for advance notice to the Company. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the issued and outstanding shares or five per cent of the issued and outstanding shares of a class of shares of the Company entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders.

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Advance Notice Provisions

Our Bylaws contain certain provisions that are intended to: (1) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (2) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (3) allow shareholders to vote on an informed basis. Only persons who are nominated by shareholders in accordance with these advance notice provisions will be eligible for election as directors at any annual meeting of our shareholders, or at any special meeting of our shareholders if one of the purposes for which the special meeting was called was the election of directors.

Pursuant to the advance notice provisions under the Bylaws, our shareholders are required to provide advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of our shareholders. Such notice must include the information prescribed in the Bylaws.

To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than the 30th day prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The Bylaws also prescribe the proper written form for a shareholder’s notice. Our board of directors may, in its sole discretion, waive any requirement under these provisions.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Shareholder Actions by Written Consent

Under the CBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.

Amendment to Articles and Bylaws

Under the CBCA, either a director or a shareholder entitled to vote at an annual or special meeting of shareholders may make a proposal to amend the Articles. A proposed amendment to the Articles requires approval by special resolution of the shareholders. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Under the CBCA, a shareholder entitled to vote at an annual or special meeting of shareholders may make a proposal to make, amend or repeal a bylaw. Unless the Articles, Bylaws or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of the Company. The directors shall then submit such bylaw, or amendment or repeal of such bylaw, to the shareholders at the next meeting of shareholders, and the shareholders may, confirm, reject or amend the bylaw, amendment or repeal by ordinary resolution.

Votes on Mergers, Consolidations and Sale of Assets

Under the CBCA, the approval of an amalgamation agreement and certain other transactions requires approval by special resolution. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Forum Selection

The Bylaws include a forum selection provision that will provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and appellate Courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other of our employees; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the Articles or Bylaws; or (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the CBCA). Our forum selection bylaw also provides that its securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the Bylaws. To the fullest extent permitted by law, our forum selection provision will apply to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Stock Exchange Listing

The Company’s Common Shares are listed on NYSE American under the symbol “GROY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s Common Shares is TSX Trust Company and its United States co-transfer agent is Continental Stock Transfer & Trust Company.

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Taxation

Certain Canadian Federal Income Tax Considerations

The following is a summary of principal Canadian federal income tax considerations generally applicable to Shareholders who participate in the Plan.

This summary is provided by and on behalf of us and not the Agent. The summary is for general information only and is not intended to be legal or tax advice to any particular shareholder. Shareholders, including shareholders in jurisdictions other than Canada or the United States, are urged to consult their own tax advisor as to their particular circumstances.

The following is a general summary, as of the date of this prospectus, of the principal Canadian federal income tax considerations generally applicable to a Participant who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”) and the Income Tax Regulations (the “Regulations”), deals at arm’s length with and is not affiliated with the Corporation, holds, and will hold, all Common Shares acquired under the Plan as capital property, and has cash dividends paid on Common Shares reinvested in Common Shares under the Plan or purchases Common Shares through optional cash payments.

This summary does not apply to: (i) a Participant who is subject to the “mark-to-market” rules under the Tax Act applicable to certain “financial institutions”; (ii) a Participant that is a “specified financial institution”; (iii) a Participant an interest in which is a “tax shelter investment”; (iv) a Participant who makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act; (v) a Participant who has entered into or will enter into a “derivative forward agreement” with respect to their Common Shares (all as defined in the Tax Act); (vi) that is a partnership or trust; or (vii) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada. Such Participants should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the Regulations, and all specific proposals to amend the Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account Canadian provincial or territorial income tax laws, or foreign tax considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurance can be given that the Proposed Amendments will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Participant under the Plan. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective participants should consult their own tax advisers having regard to their own particular circumstances.

For the purposes of the Tax Act and the Regulations, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian dollars including any dividends, adjusted cost base and proceeds of disposition. For purposes of the Tax Act, amounts denominated in a currency other than the Canadian dollar generally must be converted into Canadian dollars using appropriate exchange rate determined in accordance with the detailed rules in the Tax Act in that regard. As a result, the amount required to be included in the income of a Participant may be affected by virtue of fluctuations in the value of the U.S. dollar relative to the Canadian dollar.

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Canadian Residents

This portion of the summary is generally applicable to a Participant who, at all relevant times, for purposes of the application of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Participant”).

All cash dividends paid on Common Shares that are reinvested on behalf of a Participant will generally be subject to the tax treatment normally applicable to taxable dividends (including “eligible dividends” as defined in the Tax Act) from a “taxable Canadian corporation”, as defined in the Tax Act. For example, in the case of a Resident Participant who is an individual, such dividends will be subject to the normal gross- up and dividend tax credit rules or, in the case of a Resident Participant who is a private corporation or one of certain other corporations, a refundable tax will apply to the amount of the dividend. Other taxes could apply depending on the circumstances of the Resident Participant.

If cash dividends are reinvested in Common Shares for a Resident Participant under the Plan in a Treasury Acquisition, and if the Corporation determines to issue such Common Shares at a discount of up to 5%, at the discretion of the Corporation, from the fair market value of the Common Shares at the time of issuance, such discount should not give rise to a taxable benefit under the Tax Act to such Resident Participant.

A Resident Participant should not realize any taxable income when the Resident Participant receives certificates, or DRS Advice if applicable, for whole Common Shares credited to the Resident Participant’s account, whether upon the Resident Participant’s request, upon termination of participation in the Plan or upon termination of the Plan.

The cost to a Resident Participant of Common Shares acquired under the Plan will be the price paid for such shares by the Resident Participant. For the purpose of computing the adjusted cost base of such shares to the Resident Participant, the cost of such shares will be averaged with the adjusted cost base of all Common Shares held by the Resident Participant as capital property.

A Resident Participant may realize a capital gain or capital loss on the disposition of Common Shares acquired through the Plan.

Non-Residents of Canada

This portion of the summary is generally applicable to a Participant under the Plan who, at all relevant times, for purposes of the application of the Tax Act, is not, and is not deemed to be, resident in Canada, and who does not use or hold and is not deemed to use or hold Common Shares in the course of carrying on business in Canada (a “Non-Resident Participant”). Special rules, which are not discussed in this summary, may apply to a Participant who is not resident in Canada and who is an insurer that carries on an insurance business in Canada and elsewhere.

All cash dividends paid on Common Shares that are reinvested on behalf of a Non-Resident Participant will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Participant is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Participant is resident. For example, where a Non-Resident Participant is a U.S. resident entitled to the full benefits under the Canada-U.S. Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%. The amount of dividends to be invested under the Plan will be reduced by the amount of tax withheld.

As described under “Canadian Residents”, if cash dividends are reinvested in Common Shares for a Non- Resident Participant under the Plan in a Treasury Acquisition, and if the Corporation determines to issue such Common Shares at a discount of up to 5%, at the discretion of the Corporation, from the fair market value of the Common Shares at the time of issuance, such discount should not give rise to a taxable benefit under the Tax Act to such Non-Resident Participant.

A Non-Resident Participant should not realize any taxable income when the Non-Resident Participant receives certificates, or DRS Advice if applicable, for whole Common Shares credited to the Non-Resident Participant’s account, whether upon the Non-Resident Participant’s request, upon termination of participation in the Plan or upon termination of the Plan.

A Non-Resident Participant will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Common Shares unless those Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Participant at the time of the disposition and the Non-Resident Participant is not entitled to relief under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Participant is resident.

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Provided that the Common Shares are then listed on a “designated stock exchange” (as defined in the Tax Act), the Common Shares generally will not constitute “taxable Canadian property” of a Non-Resident Participant at the time of the disposition unless, at any time during the 60-month period immediately preceding the disposition both of the following conditions are met: (a)(i) the Non-Resident Participant, (ii) persons with whom the Non-Resident Participant did not deal at arm’s length, (iii) partnerships in which the Non-Resident Participant or a person described in (a)(ii) holds a membership interest directly or indirectly through one or more partnerships, or (iv) one or any combination of persons or partnerships described in (a)(i) to (a)(iii), owned 25% or more of the issued shares of any class of the capital stock of the Corporation, and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada; (ii) “Canadian resource properties” (as defined in the Tax Act); (iii) “timber resource properties” (as defined in the Tax Act); and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists. Non-Resident Participants whose Common Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In July 2017, the NYSE MKT, which was listed by the Department of Finance (Canada) as a “designated stock exchange”, was rebranded as NYSE American. The Department of Finance (Canada) has not yet confirmed that NYSE American is a “designated stock exchange” for purposes of the Tax Act. As a result, it is not clear whether the Common Shares will be considered as being listed on a “designated exchange” for purposes of the Tax Act. In these circumstances, the Common Shares will be “taxable Canadian property” for purposes of the Tax Act if, at any particular time during the last 60-months, more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Tax Act), (iii) “timber resource properties” (as that term is defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists.

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain United States federal income tax considerations relating to participation in the Plan by U.S. Participants (as defined below) that hold Common Shares, acquired pursuant to the Plan, as capital assets (generally, property held for investment). For purposes of this discussion, a “U.S. Participant” generally means a beneficial owner of Common Shares enrolled in the Plan that is, for United States federal income tax purposes, any of the following:

●	a citizen or individual resident of the United States;
●	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created in, or organized under the laws of, the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to United States federal income tax regardless of its source; or
●	a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a United States person under applicable Treasury regulations.

THIS DISCUSSION IS INCLUDED HEREIN AS GENERAL INFORMATION ONLY. ACCORDINGLY, PROSPECTIVE U.S. PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND NON−UNITED STATES INCOME AND OTHER TAX CONSIDERATIONS APPLICABLE TO THEM RELATING TO PARTICIPATION IN THE PLAN.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, United States Treasury regulations promulgated under the Code, judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect as of the date hereof, and any of which are subject to change (possibly with retroactive effect), or differing interpretations, so as to result in United States federal income tax consequences different from those discussed herein. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular U.S. Participant in light of that U.S. Participant’s individual circumstances, nor does it address any aspects of United States federal estate and gift, state, local, or non-United States taxes or the 3.8% tax imposed on certain net investment income. This discussion does not apply, in whole or in part, to particular U.S. Participants in light of their individual circumstances or to participants subject to special treatment under the United States federal income tax laws, such as:

●	insurance companies;
●	tax-exempt organizations (including private foundations), qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
●	banks and other financial institutions;
●	brokers or dealers in securities or currencies;
●	regulated investment companies;
●	real estate investment trusts;
●	U.S. Participants that hold, or will hold, Common Shares as part of a straddle, hedge, appreciated financial position, conversion transaction or other risk reduction strategy;
●	persons that hold an interest in an entity that holds, or will hold, the Common Shares;
●	persons liable for alternative minimum tax or the corporate minimum tax;
●	controlled foreign corporations, passive investment companies, and shareholders of such corporations;
●	pass-through entities, including partnerships, entities and arrangements classified as partnership for U.S. federal income tax purposes, and beneficial owners of pass-through entities;
●	persons that have a “functional currency” other than the United States dollar;
●	persons that generally mark their securities to market for United States federal income tax purposes;
●	persons that acquired the Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;
●	persons that own, or have owned, directly, indirectly or constructively, 10% or more of the Corporation’s common stock (by vote or value) for United States federal income tax purposes; and
●	United States expatriates.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) participates in the Plan, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Any such partner or partnership should consult its tax advisor as to the particular United States federal income tax considerations relating to participation in the Plan.

Tax Considerations Relating to Dividend Reinvestment

In the case of a Treasury Acquisition, a U.S. Participant generally will be treated as receiving a distribution for United States federal income tax purposes in an amount equal to the fair market value on the applicable Dividend Payment Date of the Common Shares purchased with reinvested dividends plus the amount of any Canadian withholding tax withheld therefrom. The fair market value of the Common Shares purchased from the Corporation on the applicable Dividend Payment Date may be higher or lower than the price used to determine the number of Common Shares so purchased pursuant to the Plan, such as a case where a Discount is used to acquire such Common Shares. A U.S. Participant’s tax basis for Common Shares acquired through a Treasury Acquisition generally will equal the fair market value of such Common Shares on the dividend payment date, and such U.S. Participant’s holding period for the Common Shares will begin on the day after the Dividend Payment Date.

In the case of a Market Acquisition, a U.S. Participant generally will be treated as receiving a distribution for United States federal income tax purposes in an amount equal to the sum of (i) the cash dividend paid by the Corporation (without reduction for any Canadian tax withheld from such dividend) and (ii) any brokerage commissions, fees, transaction costs or other related charges paid by the Corporation that are allocable to the Agent’s purchase of Common Shares on behalf of such U.S. Participant. The amount of any such distribution to a U.S. Participant (reduced by any Canadian tax withheld from such distribution) generally will be such U.S. Participant’s tax basis in the Common Shares purchased. A U.S. Participant’s holding period for these Common Shares will begin on the day following the date of purchase.

Any distribution to a U.S. Participant described in the preceding paragraph generally will be subject to United States federal income tax in the same manner as cash distributions described below. See “Tax Considerations Relating to the Acquisition, Ownership and Disposition of Common Shares and Distributions on Common Shares; Passive Foreign Investment Company Rules.” If United States backup withholding tax applies to any dividends paid that are to be reinvested in Common Shares, the number of Common Shares credited to a U.S. Participant’s account will be reduced as a result of such backup withholding tax. See “Backup Withholding Tax and Information Reporting.”

Tax Considerations Relating to the Acquisition, Ownership and Disposition of Common Shares and Distributions on Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules”, a U.S. Participant that receives a distribution with respect to our Common Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Participant’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Participant is not a dividend because it exceeds the U.S. Participant’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Participant’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Participant’s Common Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Participants should expect all distributions to be reported to them as dividends. Distributions on our Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

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Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Participants at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion below under “Passive Foreign Investment Company Rules”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Participant is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on our Common Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion below under “Passive Foreign Investment Company Rules”, if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Participants, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules”, a U.S. Participant generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Participant’s adjusted tax basis in our Common Shares, as applicable. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Participants or long-term capital loss if, on the date of sale, exchange, or other disposition, our Common Shares were held by the U.S. Participant for more than one year. Any capital gain of a non-corporate U.S. Participant that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (i) at least 75% of its gross income is “passive income” (the “PFIC income test”) or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test”. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Although the Corporation has not made a formal determination as to whether it was a PFIC for the taxable year ended September 30, 2022 and does not plan to make such a determination for subsequent years, the Corporation expects that it was a PFIC for the taxable year ended September 30, 2022, and expects that it will be a PFIC in subsequent years.

If we are a PFIC in any taxable year during which a U.S. Participant owns our Common Shares, a U.S. Participant could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Participant’s holding period for our Common Shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Participant’s holding period for our Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Participant holds our Common Shares, we must generally continue to be treated as a PFIC by such U.S. Participant for all succeeding years during which such U.S. Participant owns our Common Shares, unless we cease to meet the requirements for PFIC status and the U.S. Participant makes a “deemed sale” election with respect to our Common Shares. If such election is made, the U.S. Participant will be deemed to sell our Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Participant’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Participant holds our Common Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Participant would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Participant would not receive the proceeds of those distributions or dispositions. Each U.S. Participant is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Participant will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Common Shares if such U.S. Participant makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Participant only for “marketable stock”.

Our Common Shares will be marketable stock as long as they remain listed on the NYSE American and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Participant generally would take into account, as ordinary income each year, the excess of the fair market value of our Common Shares held at the end of such taxable year over the adjusted tax basis of such Common Shares. The U.S. Participant would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Participant’s tax basis in our Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

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A mark-to-market election will not apply to our Common Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Participant may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Participant’s mark-to-market election for our Common Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Participant were able to make a valid QEF Election. U.S. Participants should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements or make available to U.S. Participants a PFIC Annual Information Statement or any other information such U.S. Participants require to make a QEF Election with respect to Gold Royalty or any of our subsidiaries that also is classified as a PFIC. Accordingly, it is expected that U.S. Participants will not be able to make a QEF Election with respect to us or our subsidiaries.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. U.S. Participants should consult their tax advisors regarding the application of the PFIC rules to their participation in the Plan and whether to make an election or protective election.

Medicare Tax on Net Investment Income

Certain U.S. Participants who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income”, which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of Common Shares. U.S. Participants that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Backup Withholding Tax and Information Reporting

U.S. Participants may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Common Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Rules”, each U.S. Participant who is a shareholder of a PFIC must file an annual report containing certain information.

Dividends on and proceeds from the sale or other disposition of our Common Shares may be reported to the IRS unless the U.S. Participant establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. Participant (i) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Participants that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Participant’s U.S. federal income tax liability if the required information is furnished by the U.S. Participant on a timely basis to the IRS.

U.S. Participants should consult their own tax advisors regarding backup withholding tax and information reporting requirements relating to their participation in the Plan.

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Plan Of Distribution

Subject to the discussion below, we will distribute Common Shares purchased under the Plan as described in this prospectus. This prospectus relates to the offering of our Common Shares in the United States pursuant to the registration statement of which this prospectus forms a part. In addition and subject to any limitations imposed by the Plan, we intend to offer an indeterminate number of our Common Shares under the Plan outside the United States pursuant to Regulation S under the Securities Act.

The Agent will assist in the identification of registered shareholders, execute transactions in the Common Shares pursuant to the Plan and provide other related services, but will not be acting as an underwriter with respect to our Common Shares sold under the Plan. You will pay no brokerage commissions or trading or transaction fees on Common Shares purchased through the Plan with reinvested dividends. However, you may be responsible for other fees and expenses, including a handling fee and brokerage commissions and trading and transaction fees upon the sale of your Common Shares that are subject to the Plan, including the sale of your Common Shares upon the termination of participation in the Plan. Our Common Shares are currently listed for trading on NYSE American under the symbol “GROY”.

Participants who acquire our Common Shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant in the Plan, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of Common Shares so purchased.

Our major shareholders, directors, officers and members of our management, supervisory or administrative bodies may participate in the Plan.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discounts to the market price applicable to Common Shares purchased pursuant to the reinvestment of dividends under the Plan. Those transactions may cause fluctuations in the trading price and volume of our Common Shares. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our Common Shares to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

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Legal Matters

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters in connection with the securities offered hereby with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone, LLP.

Experts

Our consolidated financial statements as of September 30, 2022 and September 30, 2021 and for the years ended September 30, 2022 and September 30, 2021 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2022, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing. PricewaterhouseCoopers LLP, located at 250 Howe St Suite 1400, Vancouver, BC V6C 3S7, Canada, is Gold Royalty’s independent registered public accounting firm and has been appointed as its independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to Gold Royalty within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended September 30, 2022 has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Services, as indicated therein in reliance upon the authority of such person’s expertise.

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Where You Can Find More Information

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC relating to the Plan. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement. Statements contained in this prospectus describing provisions of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan that is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

Incorporation Of Certain Documents By Reference

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	the description of our Common Shares contained under the “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on February 22, 2021, as amended and supplemented by the description of our Common Shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on December 27, 2022, including any subsequent amendment or any report filed for the purpose of updating such description;

●	our Annual Report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on December 27, 2022; and

●	our reports on Form 6-K filed with the SEC on November 21, 2022, November 22, 2022, November 25, 2022, December 2, 2022, February 13, 2023, February 16, 2023, February 17, 2023, February 21, 2023 and February 22, 2023.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

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We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus.

Enforcement Of Civil Liabilities

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

Expenses

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$1,789.65
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous costs	$1,800
Total	$33,589.65

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8,000,000 Common Shares

DIVIDEND REINVESTMENT PLAN

Part II

Information Not Required In Prospectus

Item 8. Indemnification of Directors and Officers.

Under the CBCA, Gold Royalty is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against Gold Royalty. In order to be entitled to indemnification under the CBCA, the director or officer must act honestly and in good faith with a view to the best interests of Gold Royalty, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful.

Under its Bylaws, Gold Royalty shall, whenever required or permitted by the CBCA or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at Gold Royalty’s request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of Gold Royalty or such other entity.

Gold Royalty has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that it indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to Gold Royalty as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of Gold Royalty and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by Gold Royalty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Gold Royalty pursuant to the foregoing provisions, Gold Royalty has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Item 9. Exhibits.

Exhibit No.	Exhibit Index
4.1	Gold Royalty Corp. Dividend Reinvestment Plan Enrolment Form
4.2	Gold Royalty Corp. Dividend Reinvestment Plan
5.1	Opinion of Sangra Moller LLP
8.1	Opinion of Sangra Moller LLP as to Canadian federal income tax matters (included in Exhibit 5.1)
8.2	Opinion of Haynes and Boone, LLP as to U.S. federal income tax matters
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sangra Moller LLP (included in Exhibit 5.1)
23.3	Consent of Haynes and Boone, LLP (included in Exhibit 8.2)
23.4	Consent of Alastair Still
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table

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Item 10. Undertakings

(1)	The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on March 17, 2023.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

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Power of Attorney

Each person whose signature appears below hereby constitutes and appoints David Garofalo and Andrew Gubbels, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	March 17, 2023
David Garofalo	Executive Officer) and Chairman

/s/ Andrew Gubbels	Chief Financial Officer (Principal Financial	March 17, 2023
Andrew Gubbels	Officer and Principal Accounting Officer)

/s/ John W. Griffith	Chief Development Officer	March 17, 2023
John W. Griffith

/s/ Amir Adnani	Director	March 17, 2023
Amir Adnani

/s/ Warren Gilman	Director	March 17, 2023
Warren Gilman

/s/ Ken Robertson	Director	March 17, 2023
Ken Robertson

/s/ Alan Hair	Director	March 17, 2023
Alan Hair

/s/ Glenn Mullan	Director	March 17, 2023
Glenn Mullan

/s/ Karri Howlett	Director	March 17, 2023
Karri Howlett

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Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on March 17, 2023.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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